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                          OPINION OF WARREN E. SIMPSON


                                                                       Exhibit 5


The Board of Directors
Honeywell Inc.
Honeywell Plaza
Minneapolis, Minnesota 55408

Ladies and Gentlemen:

     This opinion is being furnished to you in connection with the proposed registration of 100,000 shares (the `Shares') of Common Stock, $1.50 par value of Honeywell Inc. (the `Company'). In this connection, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the following:

     1.   The Restated Certificate of Incorporation of the Company.

     2.   The Bylaws of the Company.

     3. Resolutions of the Board of Directors of the Company adopted on January 16, 1996, January 21, 1997 and June 17, 1997.

     4. Honeywell Non-Employee Directors Fee and Stock Unit Plan dated as of April 16, 1996, as amended through June 17, 1997.

     5. The Registration Statement on Form S-8, including exhibits (the `Registration Statement'), as filed with the Securities and Exchange Commission (the `Commission') on or about the date hereof in connection with the registration of the Shares under the Securities Act of 1933, as amended.

     I have also examined such documents and reviewed such questions of law as I have considered necessary and appropriate for the purposes of this opinion.

     In such examination, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons.

     I am admitted to practice law in the State of Minnesota and I express no opinion as to the laws of any other jurisdiction other than the corporate laws of the State of Delaware and the securities laws of the United States of America to the extent referenced herein.

     Based on the foregoing, I am of the opinion that all of the Shares which are the subject of the Registration Statement referenced in item 5 above, are or will be when issued, validly issued, fully paid and nonassessable.

     I hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to me under the caption `Validity of the Shares' contained in the Prospectus included therein. Except as otherwise provided herein, this opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose without my express permission.

Dated:    April 27, 1998

                              Very truly yours,


                              /s/ Warren E. Simpson
                              ---------------------------------
                              Warren E. Simpson

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